UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 28, 2007

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE P.O. Box 339 Hickory, North Carolina 28602 (Address of principal executive offices)

Registrant’s telephone number, including area code:        (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 28, 2007, the Board of Directors (the “Board”) of CommScope, Inc. (the “Company”) amended the Company’s 2006 Long Term Incentive Plan (the “LTIP”) with respect to automatic annual grants of awards to the Company’s directors. As part of an overall change in director compensation, the provisions of the LTIP that provided for automatic share grants upon election to the Board and annual grants to directors of options to purchase shares of the Company’s common stock were deleted and replaced with provisions for annual grants to directors of share awards on each August 1st. The number of shares of the Company’s common stock subject to such automatic share awards will be the number that is equivalent to $60,000 of the Company’s common stock on the date of grant. The terms and conditions of the grant will be as set forth in the form of Director Share Award Agreement. The shares of common stock issued pursuant to these awards will be issued on the day preceding the one-year anniversary of the date of grant, provided the director remains on the Board as of such date (with certain exceptions for death, disability and retirement). The LTIP, as amended through February 28, 2007, and the form of Director Share Award Agreement, are attached hereto as exhibits.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibit	Description
	10.1	CommScope, Inc. 2006 Long Term Incentive Plan
	10.2	CommScope, Inc. 2006 Long Term Incentive Plan Director Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2007

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	CommScope, Inc. 2006 Long Term Incentive Plan
10.2	CommScope, Inc. 2006 Long Term Incentive Plan Director Share Award Agreement